UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     November 7, 2008_____________________

PLY GEM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.06         MATERIAL IMPAIRMENTS

 On November 6, 2008 the audit committee of Ply Gem Industries, Inc. (the Company) concluded that a charge for goodwill impairment for one of its reporting units was required under generally accepted accounting principles (“GAAP”).   GAAP requires the Company to test annually for goodwill impairment, or sooner if evidence of possible impairment arises.  As a result of depressed market conditions in the residential new construction and remodeling markets, the Company will write down a portion of its goodwill.  The non-cash impairment charge will be approximately $200.0 million and will be recorded in the third quarter of 2008.  The impairment charge will not result in any cash expenditures and will not effect the Company’s cash position, cash flow from operating activities, revolver availability or liquidity position and does not have any affect on current or future operations of the Company.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit	Description
99.1	Press Release dated November 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 7, 2008

PLY GEM HOLDINGS, INC.

By:	/s/Shawn K. Poe
Shawn K. Poe
Vice President, Chief Financial Officer, Treasurer and Secretary